Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT PURSUANT TO THE
ARES COMMERCIAL REAL ESTATE CORPORATION
AMENDED & RESTATED 2012 EQUITY INCENTIVE PLAN
THIS AGREEMENT (this “Agreement”) is entered into as of [●] between Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”) and the Person specified in Section 1 of this Agreement (the “Participant”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Ares Commercial Real Estate Corporation Amended and Restated 2012 Equity Incentive Plan (as amended and restated from time to time, the “Plan”).
W I T N E S S E T H
WHEREAS, the Company has adopted the Plan, a copy of which, as in effect on the date hereof, has been delivered to the Participant, which is administered by the Committee;
WHEREAS, pursuant to Section 4 of the Plan, the Committee may grant Restricted Stock Units to Eligible Persons; and
WHEREAS, the Participant is an Eligible Person under the Plan.
NOW, THEREFORE, the parties agree as follows:
1.Grant of Restricted Stock Units. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, effective on the Grant Date specified in this Section 1 (the “Grant Date”), the Company hereby awards to the Participant the right to receive the number of shares of Common Stock specified in this Section 1 (the “Restricted Stock Units”). Each Restricted Stock Unit represents an unfunded, unsecured right to receive a share of Common Stock on the Payment Date(s) specified in Section 2(d) hereof.

Name:
Number of Shares subject to Restricted Stock Units:
Grant Date:

2.    Vesting and Payment.
(a)    Vesting. The Restricted Stock Units granted pursuant to Section 1 hereof shall vest in [●] equal installments on the first day of the quarter during which each of the [●] anniversaries of the Grant Date occurs (the “Vesting Dates”); provided that the Participant has not incurred a Termination of Service prior to the applicable Vesting Date. There shall be no proportionate or partial vesting in the periods between the Vesting Dates.

(b)    Forfeiture. Except as expressly provided in Section 2(c) below, the Participant shall forfeit to the Company, without compensation, any and all unvested Restricted Stock Units upon the Participant’s Termination of Service for any reason.
(c)    Acceleration.

(i)
If either the Participant incurs a Termination of Service due to death or Disability, 100% of the Restricted Stock Units unvested as of the date of such Termination of Service or Change of Manager Event, as applicable, shall vest on such date, which shall be a Vesting Date.

(ii)
If, the Participant incurs a Termination of Service due to the termination of Participant’s employment with Ares Operations LLC by Ares Operations LLC without Cause (as defined below), any unvested portion of the Restricted Stock Units scheduled to vest during the twelve (12) months immediately following the date of such Termination of Service shall vest on such Termination of Service, which shall be a Vesting Date.

(iii)	For purposes of this Agreement:
[(a)     "Change of Manager Event" means Ares Management Corporation or any of its Affiliates ceases to be the manager of the Company or a sale of the Manager (as defined in the Plan) (including a sale of more than 50% of the ownership interests or substantially all of the business or assets of the Manager) to an unrelated third party, except that the termination of the Management Agreement, dated April 25, 2012, as amended, between the Company and Ares Commercial Real Estate Management LLC (the Management Agreement) by action of the Manager (other than as a result of the breach by the Company) or the Company for cause under the Management Agreement shall not constitute a Change of Manager Event and the Participant shall forfeit to the Company, without compensation, any and all unvested Restricted Stock Units, unless the Committee permits the Participant to retain or vest in the Restricted Stock Units notwithstanding such termination.]
[(b)]     “Cause” shall have the meaning set forth in the Ares Management Corporation Second Amended & Restated 2014 Equity Incentive Plan, as such plan may be amended or restated from time to time (the “Ares Equity Plan”). Notwithstanding anything herein to the contrary, if the Participant’s employment or service with Ares Operations LLC is terminated for Cause (as defined under the Ares Equity Plan), the Participant shall automatically be deemed to have incurred a Termination of Service for Cause hereunder.

(d)    Payment. Subject to Section 6 of this Agreement, the Company shall, as soon as reasonably practicable following a Vesting Date (and in no event later than March 15th of the calendar year following the calendar year in which the applicable Vesting Date occurs) (each, a “Payment Date”), deliver (or cause to be delivered) to the Participant one share of Common Stock with respect to each vested Restricted Stock Unit, as settlement of such Restricted Stock Unit and each such Restricted Stock Unit shall thereafter be cancelled.
3.    Dividend Equivalents. With respect to ordinary cash dividends in respect of shares of Common Stock covered by any outstanding Restricted Stock Units, Participant will have the right to receive an amount in cash equal to (i) the amount of any ordinary cash dividend paid with respect to a share of Common Stock, multiplied by (ii) the number of shares of Common Stock covered by such Restricted Stock Units, payable within sixty (60) days after such dividend is paid to holders of shares of Common Stock generally, and in no event later than the Payment Date of the Restricted Stock Unit to which such cash amount relates (a “Dividend Equivalent Payment”), in each case subject to Section 6 of this Agreement. In no event shall a Dividend Equivalent Payment be made that would result in Participant receiving both the Dividend Equivalent Payment and the actual dividend with respect to a Restricted Stock Unit and the corresponding share of Common Stock.
4.    Restricted Stock Unit Transfer Restrictions. Unless otherwise determined by the Committee, Restricted Stock Units may not be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of whether for value or for no value and whether voluntarily or involuntarily (including by operation of law) by the Participant (a “Transfer”) other than by will or by the laws of descent and distribution, and any other purported Transfer shall be void and unenforceable against the Company and its Affiliates.
5.    Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by Restricted Stock Units.
6.    Withholding. The Participant hereby authorizes the Company or an Affiliate thereof to which the Participant provides services, to satisfy applicable income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (“Tax-Related Items”), with respect to any issuance, transfer, or other taxable event under this Agreement or the Plan by withholding from the proceeds of the sale of shares of Common Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale authorized by the Company or through a mandatory sale arranged by the Company or any of its Affiliates on the Participant’s behalf pursuant to this authorization, to cover the amount of such Tax Related Items. The Participant further authorizes the Company or the applicable Affiliate to take such action as may be necessary in the opinion of the Company or the applicable Affiliate to withhold from any compensation or other amount owing to the Participant to satisfy all obligations for the payment of such Tax-Related Items. Without limiting the foregoing, the Committee may, from time to time, permit the Participant to make arrangements prior to any Vesting Date described herein to pay the applicable Tax-Related Items in a manner prescribed by the Committee prior to the applicable Vesting Date, including by cash, check, bank draft or money order. The Participant acknowledges that, regardless of any action taken by the Company or any of its Affiliates the ultimate liability for all Tax-Related Items, is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or any of its Affiliates. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds from the sale of shares of Common Stock, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items. For purposes of this Agreement, “Affiliate” means each of the following: (1) any corporation, limited liability company, partnership, entity, trade or business that is directly or indirectly controlled by the Company (whether by ownership of stock, partnership or membership interests, assets or an equivalent ownership interest or voting interest, through a general partner or manager or by contract); (2) any corporation, limited liability company, partnership, entity, trade or business that directly or indirectly controls the Company (whether by ownership of stock, partnership or membership interests, assets or an equivalent ownership interest or voting interest, through a general partner or manager or by contract); or (3) any corporation, limited liability company, partnership, entity, trade or business that is directly or indirectly under common control with the Company; provided that, unless otherwise determined by the Committee, in any event, no portfolio company in which a fund managed, directly or indirectly, by Ares Management Corporation, has an investment, shall be deemed an Affiliate of the Company.
7.    Rights to Employment or Other Service. Nothing in the Plan or in this Agreement shall confer on any person any right to continue in the employ or other service of the applicable Participating Company or any of its Affiliates or interfere in any way with the right of the applicable Participating Company or its applicable Affiliate and their respective stockholders to terminate such person’s employment or other service at any time.
8.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.
9.    Amendment. The Board or the Committee may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement to comply with any applicable law and may also amend, suspend or terminate this Agreement subject to the terms of the Plan. Except as otherwise provided in the Plan, no amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced.
10.    Notices. All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the applicable Participating Company.

11.    Section 409A. The Restricted Stock Units are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent; provided, that the Company does not guarantee to the Participant any particular tax treatment of the Restricted Stock Units. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Dividend Equivalent Payments shall be treated separately from the Restricted Stock Units and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement.
12.    Miscellaneous.
(a)    Except as otherwise expressly provided in this Agreement (including in Section 4 of this Agreement), this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
(b)    This Agreement shall be governed and construed in accordance with the laws of Maryland (regardless of the law that might otherwise govern under applicable Maryland principles of conflict of laws). With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of (i) the United States District Court for the District of Maryland or (ii) in the event that such court lacks jurisdiction to hear the claim, the state courts of Maryland located in Baltimore, Maryland (the “Selected Courts”), and waives any objection to venue being set in the Selected Courts, whether based on the grounds of forum non conveniens or otherwise, and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts.
(c)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.
(d)    This Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission), all of which taken together shall constitute one contract. Alternatively, this Agreement may be granted to and accepted by the Participant electronically.
(e)    The failure of any party hereto at any time to require performance or insist on strict compliance by another party of any provision of this Agreement shall not affect the right of such party to require performance of or compliance with that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(f)    Unless a clear contrary intention appears: (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or the Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to the Agreement as a whole and not to any particular article, section or other provision hereof; (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of the Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) reference to dollars or $ shall be deemed to refer to U.S. dollars.

[Signatures are on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
ARES COMMERCIAL REAL ESTATE CORPORATION

By:
Name:
Title:

PARTICIPANT

Name:

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